SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     January 29, 2001


                              FIRST ECOM.COM, INC.


                Exact Name of Registrant as Specified in Charter)

           Nevada                     0-27753                    98-0206979
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)



902 Henley Building, 5 Queen's Road Central, Hong Kong              SAR
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code    (852) 2801-5181

    ------------------------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

Item 5. Other Events

     On December 22, 2000 First Ecom.com Inc. (Nasdaq:FECC - news; Bermuda Stock Exchange:FECC.) (BERLIN:FECC.), a global provider of electronic payment processing solutions, issued a statement concerning the Company's operations during the period January through December 2000.

     "The Company was presented with some significant challenges during the past twelve months," said Mr. Gregory Pek, President and co-Chief Executive Officer of First Ecom. "Some we overcame, while some are now actively being pursued. Our successes in 2000 bode well for the future of the Company. The bringing online of Wing Hnag Bank and International Bank of Asia (IBA) in Hong Kong during September and December, respectively, were our two biggest operations successes. We are pioneering third party electronic payment processing in Asia. In many respects we are creating a new market. But we have proved that the First Ecom e-payment processing solution works and there are a number of banks that have expressed interest in working with us during 2001. These banks have discovered that it takes a lot of time, energy, expertise, money and resources to create a successful e-commerce payment processing solution. First Ecom has a solution that banks can implement easily, on a global scale and without it being a substantial drain on their human, technical and financial resources."

     Mr. Pek continued, "The overall business environment has changed, but we are pursuing many opportunities which certainly still exist. Some of our lack of progress during the year was due to the changing business environment, while some of it was attributable to the management changes at the Company in June 2000."

     The then newly appointed Chairman of the Company, Ermanno Pascutto added, "the board of directors has recently begun to play a more active role in management and has taken steps to improve overall Company efficiency. The board is taking further measures to strengthen the management of the Company in conjunction with the previously announced business review." He further noted that, "During 2000 First Ecom made a number of announcements concerning the signing of memoranda of understanding and letters of intent with various companies. The board believes that a more conservative approach to public relations is preferable in the future."

Merchant Accounting and Reporting System (MARS)

     As an example of the Company's progress Mr. Pek went on to explain that the Company had recently completed the development and release of an enhanced version of its easy-to-use, browser-based, Merchant Accounting and Reporting System (MARS).

     MARS 2.1, the second generation of MARS, is a robust transaction management system that provides banks and their e-merchants with a total e-payment management solution. MARS includes four new system enhancements specifically designed to provide banks and their merchants with more tailored options to facilitate easier and faster settlement. These enhancements include recurring billing, daily volume limit control, automated settlement and courier settlement interface.

     Mr. Pek added, "The courier settlement interface is a particularly satisfying development. The new MARS 2.1 has the capability to automatically send requests to any courier's online tracking system to obtain the latest shipment status for merchants' online orders that are authorized through the First Ecom payment gateway. Banks and their merchants' benefit from the independent verification that ordered goods have been shipped, providing increased security and reducing the costs associated with fraud and chargebacks."

Project Update

     "The business model of First Ecom is simple," said Mr. Pek. "We aim to provide banks with an e-commerce processing solution to meet their needs, whether this be on an overall outsourced basis or one that will meet more specific needs. To help us do this we are continually searching for new and improved ways to facilitate secure and reliable e-payment transaction processing and new partners to help us implement our solutions. Some partnerships thrive, others wither."

     Mr. Pek stated that while recent successes such as IBA and the MARS 2.1 release are encouraging, other projects such as JETCO banking consortium in Hong Kong and Financial Information Services Co., Ltd. (FISC) in Taiwan had not produced results. With regards to the Company's cooperation with FISC, Mr. Pek stated that First Ecom met its obligations under the terms of the Letter of Intent it signed with FISC in May. For its part, FISC did not progress with regards to cementing its relationship with First Ecom and so the Company ceased work on the FISC project.

     Mr. Pek said that an example of a successful partnership and product development during 2000 include the First Ecommerce Data Services (FEDS) joint venture with the Bank of Bermuda and the addition of Wireless Markup Language
(WML) protocol to the Company's range of processing solutions. The addition of the WML protocol means that the merchants of First Ecom Enabled banks can now support credit card transactions from Wireless Application Protocol (WAP) enabled devices such as mobile phones.

     Mr. Pek noted however, that other previously announced projects such as those involving Edge Tech Limited, FedEx, and uniView Technologies have not progressed as quickly as forecast. No binding agreements have been signed to date, but further negotiations are in progress with Edge Tech, FedEx and uniView and the Company expects to continue to work with these companies during 2001.

Financings & Nasdaq Listing

     Other accomplishments during 2000 included First Ecom receiving approval in June from NASDAQ for a full National Market System Listing of its common stock under the ticker symbol "FECC", a successful private placement of shares that injected US $30 million into the Company. The year also saw the strengthening of the Company's relationship with the Bank of Bermuda, which increased its investment in First Ecom by US $7.8 million to over ten percent of the Company, as well as the establishment of the 50-50 joint venture First Ecommerce Data Services, a transaction that closed in September after receipt of Bermuda Government regulatory approval. FEDS is a Bermuda based independent third party processor that provides financial institutions and their merchants with a multi-currency, advanced electronic payment solution.

     Mr. Pek concluded, "I think it is fair to say that while 2000 had some highs, First Ecom did not achieve many of the goals it had set, having lost momentum during the middle of the year under previous management. But the fact remains that First Ecom has proven technology, a strong cash position (approximately US$30 million as of November 30, 2000) and a new lower `burn rate' that gives us a number of years to gain market share. With the changes we have made, the Company can go forward into 2001 with a renewed sense of optimism, but one that is based on f a firm foundation of realism.

Results of 2000 Annual Meeting of Stockholders

     First Ecom held its 2000 Annual Meeting of Stockholders on Friday, January 19, 2001 at the Pacific Place Conference Centre, Annapurna Room, 88 Queensway, Hong Kong, SAR. During the meeting, First Ecom stockholders elected Gregory Pek, Ravi Daswani, Douglas Moore, Ian Robinson, James Pratt and Eric Pinkney to serve as directors until the next annual meeting or until their respective successors are elected and qualified. Ermanno Pascutto, who had been nominated to the board of directors, declined to stand for election for personal reasons. Stockholders also ratified the appointment of Deloitte Touche Tohmatsu as independent public accountants for the Company's current fiscal year.

     Mr. Ian Robinson, Vice Chairman of the Board, began the meeting with an overview of the Company's operations during the past year and its plans for the future. Mr. Robinson said, "Our achievements were not what we had hoped for last year. There are, however, positive signs that the Company can prosper. During the last twelve months First Ecom has grown both as a company and in what it can offer to its clients." Mr. Robinson went on to explain that the changes the company made during the end of 2000 and those that it plans to make during the beginning of this year bode well for the future of the company and that 2001 will be a year of growth for First Ecom.

Following the Annual Meeting, the newly appointed Directors held a Board meeting in which Ian Robinson was elected Chairman of the Board and Eric Pinkney was elected Vice-Chairman. These appointments are effective immediately.

About First Ecom

     As a global provider of electronic payment processing, First Ecom provides secure, easy-to-implement and low-cost online payment processing services to banks and their merchants worldwide. Through strategic partnerships with banks, ISPs, e-commerce product suppliers, system integrators and storefront solution providers, First Ecom will process credit card transactions made over the Internet in multiple currencies, either domestically or offshore in a tax-neutral jurisdiction.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a discussion of some of these risks and uncertainties, please refer to the company's other SEC filings, which contain additional discussion about those factors which could cause actual results to differ from management's expectations. The company specifically disclaims any obligation to update the statements contained in this filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FIRST ECOM.COM, INC.
                                             -----------------------------------
                                                        (Registrant)

Date  January 29, 2000                    By /s/ Kenneth G.C. Telford
                                             -----------------------------------
                                                        (Signature)
                                             Kenneth G.C. Telford, Secretary and
                                             Chief Financial Officer